                                                                EXHIBIT 99.7
                                                                ------------


                               October 6, 1995




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:     RPM, Inc.
                Form S-4 Registration Statement
                (Reg. No. 33-61541)
                -------------------------------

        RPM, Inc. hereby requests that the effective date of the above-referenced Registration Statement be accelerated to 9:30 a.m. on Tuesday, October 10, 1995 or as soon thereafter as is practicable.


                                Very truly yours,


                                Frank C. Sullivan
                                Vice President and
                                Chief Financial Officer